EXHIBIT 99.1

Press Release                               Source: AmeriChip International Inc.

AmeriChip International Inc. Provides Update on American
Production Machining
Tuesday April 19, 4:52 pm ET

PLYMOUTH, Mich.--(BUSINESS WIRE)--April 19, 2005--The Board of Directors of AmeriChip International Inc. (OTCBB:ACHI - News) announced that its subsidiary, AmeriChip International Holdings, LLC, withdrew its proposed plan of reorganization in the Chapter 11 case of American Production Machining ("APM"). The plan had provided for the acquisition of the assets of APM. The plan was withdrawn due to changes in the financial condition of APM.

Headquartered in Plymouth, Michigan, U.S.A., AmeriChip International Inc. holds a patented technology known as Laser Assisted Chip Control, the implementation of which results in efficient chip control management in industrial metal machining applications. This technology provides substantial savings in machining costs of certain automobile parts providing much more competitive pricing and more aggressive sales approaches within the industry.


AmeriChip is committed to keeping jobs in America for Americans.


This release may include projections of future results and "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933 as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934 as amended (the "Exchange Act"). All statements that are included in this release, other than statements of historical fact, are forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable; it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations disclosed in this release, including, without limitation, in conjunction with those forward-looking statements contained in this release.


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Contact:
     AmeriChip International Inc.
     R. Windsor, 905-898-2646
     r.windsor@americhipintl.com
     www.americhipintl.com


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Source: AmeriChip International Inc.